EXHIBIT 23
CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Food Lion, Inc. on Form S-8 (File Nos. 33-18796, 33-
18797 and 333-03669) and Form S-3 (File Nos. 33-40457,33-50037 and 33-49620)
of our report dated February 18, 1997, on our audits of the consolidated financial statements and financial statement schedule of Food Lion, Inc. and subsidiary as of December 28, 1996, and December 30, 1995, and for the fiscal years ended December 28, 1996, December 30, 1995 and
December 31, 1994,which report is included in this Annual Report on Form 10-K.





                                           COOPERS & LYBRAND, L.L.P.

Charlotte, North Carolina
March 26, 1997